BOSTON

BRUSSELS

CHARLOTTE

FRANKFURT

HARRISBURG

HARTFORD

LONDON

LUXEMBOURG

MUNICH

NEW YORK

NEWPORT BEACH

PALO ALTO

PARIS

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

Exhibit (14)(b)

April 27, 2005

Pacific Life & Annuity Company
700 Newport Center Drive
Newport Beach, CA 92660

Re:	Pacific Select Exec II-NY Flexible Premium Variable Life Insurance Policy,
Post-Effective Amendment #17, File #33-80825,
Pacific Select Estate Preserver-NY Last Survivor Flexible Premium Variable Life Insurance
Policy, Post-Effective Amendment #10, File #333-62446,
Pacific Select Performer 500-NY Flexible Premium Variable Life Insurance Policy,
Post-Effective Amendment #5, File #333-106653,
Pacific Select Exec III-NY Flexible Premium Variable Life Insurance Policy,
Post-Effective Amendment #5, File #333-106721,
Registration Statement on Form N-6

Dear Sir or Madam:

We hereby consent to the reference to Dechert LLP in the above-referenced registration statements.

Very truly yours,

Law Offices of Dechert LLP

4000 Bell Atlantic Tower • 1717 Arch Street • Philadelphia, PA 19103-2793 • Tel: 215.994.4000 • Fax: 215.994.2222 • www.dechert.com